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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 7, 1997, with respect to the financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of Variflex included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-36529) and the related Statement of Additional Information accompanying the Prospectus of the Variflex Educator Series Variable Annuity.

                                                               Ernst & Young LLP

Kansas City, Missouri
November 14, 1997